Exhibit 23(a)


                      CONSENT OF INDEPENDENT AUDITORS




KPMG Peat Marwick LLP                                  Telephone
Two Nationwide Plaza                                   614-249-2300
Columbus, OH  43216                                    Telefax:  614-249-2348




The Board of Directors
Insilco Corporation


We consent to the use of our audit report dated January 30, 1998, except as to Note 21, which is as of March 24, 1998 on the consolidated financial statements of Insilco Corporation as of December 31, 1997 and 1996 and for each of the years in the three-year period then ended incorporated herein by reference.


                                               /S/ KPMG Peat Marwick LLP



Columbus, Ohio
April 27, 1998